AETNA MAXIMA FUND, INC.

                              Articles of Amendment

Aetna Maxima Fund, Inc., a Maryland corporation, whose principal office in the State of Maryland is in the City of Baltimore, at 32 South Street, Baltimore, Maryland 21202, hereinafter called the Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      The Board of Directors of the Corporation on March 8, 1989, duly adopted a vote in which was set forth the following amendment to the Articles of Incorporation of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

      VOTED: The Articles of Incorporation are hereby amended by deleting the present Section FIRST thereof, and inserting in lieu thereof the following:

                 FIRST: The name of the Corporation is Aetna Investment Advisers Fund, Inc.

IN WITNESS WHEREOF, Aetna Maxima Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 8. 1989.

                                    Aetna Maxima Fund, Inc.


                                         /s/ John W. McGonigle
                                         ----------------------
                                         John W. McGonigle
                                         President

Witness:

/s/ G. Andrew Bonnewell
--------------------------
G. Andrew Bonnewell
Secretary

THE UNDERSIGNED, President of Aetna Maxima Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                         /s/ John W. McGonigle
                                         ----------------------
                                         John W. McGonigle
                                         President